The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Option One Mortgage Loan Trust 2007-FXD1

Asset Backed Certificates, Series 2007-FXD1

$273,189,000 Certificates (approximate)

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Master Servicer

Ambac Assurance Corporation
Certificate Insurer

Radian Guaranty Inc.
Pool Insurer

January 16, 2007

Banc of America Securities LLC  RBS Greenwich Capital
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Option One Mortgage Loan Trust 2007-FXD1,
Asset Backed Certificates, Series 2007-FXD1
$273,189,000 (approximate)
DISCLAIMER

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and a potential purchaser until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchaser and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

 Option One Mortgage Loan Trust 2007-FXD1, Asset Backed Certificates, Series 2007-FXD1

Certificates
Class	Expected Approximate Size(A)	Interest Type	Principal Type	Expected WAL (yrs) Call/ Mat(C)	Expected Principal Window (mos) Call/Mat(C)	Expected Last Distribution Date Call/Mat(C)	Expected Credit Enhancement	Expected Ratings
								S	M	F
I-A-1(B)	273,807,000	FXD	PT	Not Offered Hereby				AAA	Aaa	AAA
II-A-1(B)	273,935,000	FXD	PT	Not Offered Hereby				AAA	Aaa	AAA
III-A-1	87,950,000	FLT	Sen Seq	0.90/0.90	1 to 20 / 1 to 20	Sep-08/Sep-08	1.20%	AAA	Aaa	AAA
III-A-2	30,581,000	FXD	Sen Seq	2.00/2.00	20 to 28 / 20 to 28	May-09/May-09	1.20%	AAA	Aaa	AAA
III-A-3	48,570,000	FXD	Sen Seq	3.00/3.00	28 to 46 / 28 to 46	Nov-10/Nov-10	1.20%	AAA	Aaa	AAA
III-A-4	46,146,000	FXD	Sen Seq	5.00/5.00	46 to 81 / 46 to 81	Oct-13/Oct-13	1.20%	AAA	Aaa	AAA
III-A-5	32,624,000	FXD	Sen Seq	8.49/10.72	81 to 106 / 81 to 229	Nov-15/Feb-26	1.20%	AAA	Aaa	AAA
III-A-6	27,318,000	FXD	NAS	6.49/6.59	37 to 106 / 37 to 226	Nov-15/Nov-25	1.20%	AAA	Aaa	AAA

(A)  The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.
(B)   The Class I-A-1 and Class II-A-1 Certificates will be offered pursuant to the prospectus, but will be excluded from this term sheet.
(C)   Calculated based on the Pricing Speed.

Structure:
(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates are backed primarily by the cash flow from the Group III Mortgage Loans (as defined herein).

(2)	The certificate coupon rates on the Class I-A-1, Class II-A-1, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates will increase by 0.50% after the Optional Termination Date.
(3)	Each class of Certificates will be subject to a Net WAC Rate as described herein.

Pricing Speed
Fixed-rate Mortgage Loans	115% FRM PPC 100% FRM PPC assumes that prepayments start at 4% CPR in month 1, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Summary of Important Dates
Deal Information				Collateral Information
Expected Pricing		January-[19]-2007		Cut-off Date		January-01-2007
Expected Settlement		January-[30]-2007		Next Payment Date		February-01-2007
First Distribution		February-26-2007
Expected Stepdown		February-25-2010

Certificate Information
Class	Dated Date	Initial Accrual Days	Accrual Method	Delay Days	Modeled Last Scheduled Distribution Date (A)	Rated Maturity Date
III-A-1	Jan-30-2007	0	Act/360	0	3/25/2028	Jan-2037
III-A-2	Jan-01-2007	29	30/360	24	2/25/2031	Jan-2037
III-A-3	Jan-01-2007	29	30/360	24	7/25/2034	Jan-2037
III-A-4	Jan-01-2007	29	30/360	24	9/25/2036	Jan-2037
III-A-5	Jan-01-2007	29	30/360	24	11/25/2036	Jan-2037
III-A-6	Jan-01-2007	29	30/360	24	9/25/2036	Jan-2037
(A)  The Modeled Last Scheduled Distribution Date is calculated assuming no prepayments and run to maturity.

Contacts
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		patrick.beranek@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com
Jacqueline Markot		jacqueline.l.markot @bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Kirk Meyers	(704) 388-3148	kirk.b.meyers@bankofamerica.com
Michael Tri	(704) 388-8786	michael.l.tri@bankofamerica.com
Scott Shultz	(704) 387-6040	scott.m.shultz@bankofamerica.com
Nkereuwem Umoefik	(704) 388-3681	nkereuwem.umoefik@bankofamerica.com
Michael Hennessy	(704) 683-4654	michael.hennessy@bankofamerica.com
Michael Nichols	(704) 683-5167	michael.p.nichols@bankofamerica.com

Rating Agencies
Cecilia Lam - Moody’s	(415) 274-1727	cecilia.lam@moodys.com
Michael Wray - S&P	(212) 438-3126	michael_wray@standardandpoors.com
Romina Barletta - Fitch	(212) 908-0748	romina.barletta@fitchratings.com

SUMMARY OF TERMS
Title of Securities:	Option One Mortgage Loan Trust 2007-FXD1 (the “Trust”), Asset Backed Certificates, Series 2007-FXD1.
Offered Certificates:	The Class III-A-1, Class III-A-2, Class III-A-3,Class III-A-4, Class III-A-5 and III-A-6 Certificates (together and with the Class I-A-1 and Class II-A-1 Certificates, the “Class A Certificates”).
Non-Offered Certificates:	The Class I-A-1 Certificates, Class II-A-1 Certificates, Class C Certificates, Class P Certificates and Residual Certificates (together with the Offered Certificates, the “Certificates”).
Floating Rate Certificates:	The Class III-A-1 Certificates.
Fixed Rate Certificates:	The Class I-A-1, Class II-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and III-A-6 Certificates.
Group I Certificates:	The Class I-A-1 Certificates.
Group II Certificates:	The Class II-A-1 Certificates.
Group III Certificates:	The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and III-A-6 Certificates.
Offering Type:	The Class A Certificates will be offered publicly pursuant to a Prospectus.
Originator, Sponsor and Master Servicer:	Option One Mortgage Corporation.
Trustee and Custodian:	Wells Fargo Bank, N.A.
Depositor:	Option One Mortgage Acceptance Corporation.
Co-Lead Managers:	Banc of America Securities LLC and RBS Greenwich Capital.
Co-Managers:	Deutsche Bank, HSBC Securities (USA) Inc., H&R Block Financial Advisors Inc.
Swap Provider:	[TBD]
Swap Administrator:	[Wells Fargo Bank, N.A.]
Certificate Insurer:
Ambac Assurance Corporation. The Certificate Insurer will issue a certificate guaranty insurance policy (the “Guaranty Policy”) for the benefit of the holders of the Class A Certificates. The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Guaranty Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class A Certificates.

Pool Insurer:
Radian Guaranty Inc. The Pool Insurer will issue a mortgage pool insurance policy (the “Pool Policy”). The Pool Policy will provide coverage for credit losses on covered loans, once cumulative losses on the covered loans reach 4.00% of the aggregate principal balance of the covered loans as of the Cut-off Date up to a limit of 8.80% of the aggregate principal balance of the covered loans as of the Cut-off Date.

Credit Risk Manager:	OfficeTiger
Credit Risk Manager Fee:	0.0125%
Certificate Insurer Fee:	0.15%
Closing Date:	On or about January [30], 2007.

SUMMARY OF TERMS (Continued)
Tax Status:	The Trust will be classified as a REMIC for federal income tax purposes.
ERISA Eligibility:
Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	It is expected that the Offered Certificates will constitute “mortgage related securities” for purposes of SMMEA.
Distribution Dates:	The 25th of each month, or if such day is not a business day, the next succeeding business day, beginning in February 2007.
Accrued Interest:
The price to be paid by investors for the Floating Rate Certificates will not include accrued interest (settle flat). The Fixed Rate Certificates will settle with accrued interest. The price to be paid by the investors for the Fixed Rate Certificates will include accrued interest from January 1, 2007, up to, but not including, the Closing Date.

Day Count:	With respect to the Floating Rate Certificates, Actual/360. With respect to the Fixed Rate Certificates, 30/360.
Payment Delay:	With respect to the Floating Rate Certificates, 0 days. With respect to the Fixed Rate Certificates, 24 days.

SUMMARY OF TERMS (Continued)
Stepped Servicing Fees:
Approximately 0.30% per annum on the aggregate principal balance of the Mortgage Loans for months 1 through 10 from the month of the Closing Date, approximately 0.40% per annum on the aggregate principal balance of the Mortgage Loans for months 11 through 30 from the month of the Closing Date and approximately 0.65% per annum on the aggregate principal balance of the Mortgage Loans for months 31 and thereafter from the month of the Closing Date.

Trustee Fees:	Approximately 0.0030% per annum on the aggregate principal balance of the Mortgage Loans.
Cut-off Date:	For each Mortgage Loan, the later of (i) the origination date of such Mortgage Loan or (ii) the close of business January 1, 2007.
Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $830,902,639, of which: (i) approximately $277,133,209 consists of a pool of conforming fixed-rate first lien mortgage loans (the “Group I Mortgage Loans”), (ii) approximately $277,262,654 consists of a pool of conforming fixed-rate first lien mortgage loans (the “Group II Mortgage Loans”) and (iii) approximately $276,506,776 consists of a pool of conforming and non-conforming balance fixed-rate first lien mortgage loans (the “Group III Mortgage Loans” and together with the Group I Mortgage Loans and Group II Mortgage Loans, the “Mortgage Loans”). See the attached collateral descriptions for additional information on the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:
The Master Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the ability to exercise the termination.

Monthly Master Servicer Advances:
The Master Servicer will be obligated to advance funds in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

CREDIT ENHANCEMENT
Credit Enhancement:
Credit enhancement for the structure is provided by Excess Cashflow, overcollateralization, the Pool Policy and the Guaranty Policy. In addition, the certificates will also have the benefit of a Swap Agreement.

Insured Amounts:	Insured Amounts means, with respect to any class of Class A Certificates and any Distribution Date, the current interest and ultimate principal for such class and Distribution Date.
Overcollateralization Target Amount:
Prior to the Stepdown Date, 1.20% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date, if a Trigger Event is not in effect, the greater of (x) 2.40% of the aggregate current principal balance of the Mortgage Loans and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount from the previous period.

Overcollateralization Amount:
The Overcollateralization Amount is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates (other than the Class C Certificates). On the Closing Date, the Overcollateralization Amount is expected to equal the Overcollateralization Target Amount. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to restore the Overcollateralization Amount to the Overcollateralization Target Amount.

Overcollateralization Release Amount:
The Overcollateralization Release Amount means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

CREDIT ENHANCEMENT (Continued)
Overcollateralization Deficiency Amount:
The Overcollateralization Deficiency Amount is the excess, if any, of (a) the Overcollateralization Target Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the certificate principal balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Realized Losses allocated to any class of Certificates on such Distribution Date.

Available Funds:
Available Funds will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Master Servicer, the Trustee or the Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Swap Account other than any Swap Termination Payment due to a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Master Servicer by the determination date, after deduction of the Trustee Fee for such Distribution Date, the Servicing Fee for such Distribution Date, any accrued and unpaid Servicing Fees and Trustee Fees in respect of any prior Distribution Dates, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds (including any payments made under the Pool Policy), net liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Master Servicer in connection with Advances and prepayment interest shortfalls for such Distribution Date.

Excess Cashflow:
For each Distribution Date is equal to the sum of (x) any Overcollateralization Release Amount and (y) the excess, if any, of the Available Funds over the sum of (i) the current and unpaid interest paid on the Class A Certificates and (ii) the Principal Remittance Amount.

Stepdown Date:
The later to occur of (a) the Distribution Date in February 2010 and (b) the first Distribution Date on which the Credit Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to 2.40%. The Credit Enhancement Percentage is obtained by dividing (x) the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans.

CREDIT ENHANCEMENT (Continued)
Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date (i) if the [3-month rolling] 60+ day delinquency percentage (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is greater than [ ]% for the prior distribution date or (ii) if the Cumulative Realized Loss Percentage exceeds the values defined below:

	Distribution Dates	Cumulative Realized Loss Percentage
	February 2009 - January 2010	[1.35]% for February 2009, plus 1/12 of [1.75]% thereafter
	February 2010 - January 2011	[3.10]% for February 2010, plus 1/12 of [1.65]% thereafter
	February 2011 - January 2012	[4.75]% for February 2011, plus 1/12 of [1.15]% thereafter
	February 2012 - January 2013	[5.90]% for February 2012, plus 1/12 of [0.60]% thereafter
	February 2013 and thereafter	[6.50%]

PASS-THROUGH RATES
Pass-Through Rate:
The Pass-Through Rate for each class of Fixed Rate Certificates for any Distribution Date will be the lesser of (x) the certificate coupon for such class and (y) the Net WAC Rate for such Distribution Date.
The Pass-Through Rate for the Floating Rate Certificates for any Distribution Date will be the lesser of (x) the Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for the Floating Rate Certificates is the sum of (a) one-month LIBOR as determined for the related period and (b) the certificate margin for the applicable class. The Formula Rate for the Fixed Rate Certificates will be the fixed rate determined at the time of pricing.
On each Distribution Date after the Optional Termination Date, the certificate coupon rates on the Class I-A-1, Class II-A-1, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates will increase by 0.50%.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the mortgage rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the Credit Risk Manager Fee.
Net WAC Rate:
The Net WAC Rate for the Floating Rate Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, adjusted to reflect unscheduled principal payments made during the Prepayment Period that includes such first day) minus (y) the sum of (i) an amount, expressed as a percentage, equal to the Net Swap Payment payable by the Trust divided by the aggregate certificate balance of the Floating Rate Certificates multiplied by 12, (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment (other than any Swap Termination Payment due to a Swap Provider Trigger Event), if any, payable by the Trust divided by the aggregate certificate balance of the Floating Rate Certificates multiplied by 12 and (iii) the Certificate Insurer Fee multiplied by an amount equal to the aggregate certificate principal balance of the Class A Certificates divided by the aggregate principal balance of the Mortgage Loans.
The Net WAC Rate for each class of the Fixed Rate Certificates on any Distribution Date is a per annum rate equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, adjusted to reflect unscheduled principal payments made during the Prepayment Period that includes such first day) minus the Certificate Insurer Fee multiplied by an amount equal to the aggregate certificate principal balance of the Class A Certificates divided by the aggregate principal balance of the Mortgage Loans.

PASS-THROUGH RATES (Continued)
Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Certificates is the sum of (1) the excess, if any, of the amount of interest that would have accrued on such class had the Net WAC Rate not applied over the amount of interest actually accrued on such class based on the related Net WAC Rate, (2) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, and (3) accrued interest at the related Formula Rate on the amount described in clause (2) for the most recently ended Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap Agreement:
On the Closing Date, the Trustee, will enter into a swap agreement (the “Swap Agreement”) with an initial notional amount of approximately $87,950,000. Under the Swap Agreement, on or before each Distribution Date beginning with the Distribution Date in February 2007 and ending with the Distribution Date in September 2008, the Trust will be obligated to pay to the Swap Provider an amount equal to the product of (x) a fixed rate equal to [5.38]% per annum (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).
The “Swap Notional Amount” for each Distribution Date will be an amount equal to the lesser of (x) the product of (i) the aggregate certificate principal balance of the outstanding Class III-A-1 Certificates immediately prior to such Distribution Date and (ii) 1/250 and (y) the scheduled swap notional amount for such Distribution Date as set forth in the “Swap Notional Schedule” herein.
Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Swap Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificate holders.

INTEREST DISTRIBUTIONS
I.     On each Distribution Date, the Group I Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)       to the Certificate Insurer, the allocable portion of the monthly premium for the Guaranty Policy for such Distribution Date;
(ii)      to the holders of the Class I-A-1 Certificates, current interest for such Distribution Date;
(iii)     to the holders of the Class I-A-1 Certificates, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date;
(iv)      to the Certificate Insurer, any reimbursement amount;
(v)       concurrently, to the holders of the Class II-A-1, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to II(ii) and (iii) and III(ii) and (iii) below; and
(vi)     to the Certificate Insurer, any unpaid premium and reimbursement amounts for the Guaranty Policy.
II.    On each Distribution Date, the Group II Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)       to the Certificate Insurer, the allocable portion of the monthly premium for the Guaranty Policy for such Distribution Date;
(ii)      to the holders of the Class II-A-1 Certificates, current interest for such Distribution Date;
(iii)    to the holders of the Class II-A-1 Certificates, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date;
(iv)     to the Certificate Insurer, any reimbursement amount;
(v)       concurrently, to the holders of the Class I-A-1, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to I(ii) and (iii) above and III(ii) and (iii) below; and
(vi)     to the Certificate Insurer, any unpaid premium and reimbursement amounts for the Guaranty Policy.

INTEREST DISTRIBUTIONS (Continued)
III.  On each Distribution Date, the Group III Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)       to the Certificate Insurer, the allocable portion of the monthly premium for the Guaranty Policy for such Distribution Date;
(ii)      concurrently, to the holders of the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates, pro rata, based on their respective entitlements, current interest for such Distribution Date;
(iii)    concurrently, to the holders of the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates, pro rata, based on their respective entitlements, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date;
(iv)     to the Certificate Insurer, any reimbursement amount;
(v)      to the holders of the Class I-A-1 and Class II-A-1 Certificates, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to I(ii) and (iii) and II(ii) and (iii) above; and
(vi)     to the Certificate Insurer, any unpaid premium and reimbursement amounts for the Guaranty Policy.
IV.  On each Distribution Date, following the distributions made pursuant to clauses I, II and III above, the Interest Remittance Amount remaining undistributed for such Distribution Date, as described under “Excess Cashflow Distribution”.

PRINCIPAL DISTRIBUTIONS
I.    On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)   to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero;
(iii)     concurrently and on a pro rata basis to the Group II and Group III Certificates (allocated as described below), until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to II(ii) and III(ii) below; and
(iv)     to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.
II.    On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)   to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Class II-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero;
(iii)     concurrently and on a pro rata basis to the Group I and Group III Certificates (allocated as described below), until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to I(ii) above and III(ii) below; and
(iv)     to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.
III.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group III Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)   to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Group III Certificates (allocated as described below), until the certificate principal balance of each such class has been reduced to zero;
(iii)     concurrently and on a pro rata basis to the Group I and Group II Certificates, until the certificate principal balances thereof have been reduced to zero, after the distributions pursuant to I(ii) and II (ii) above; and
(iv)     to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.

PRINCIPAL DISTRIBUTIONS (Continued)
IV.  On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount will be distributed in the following order of priority:
(i)   to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;
(iii)     concurrently and on a pro rata basis to the Group II and Group III Certificates (allocated as described below), the Group II and Group III Senior Principal Distribution Amounts remaining undistributed, until the certificate principal balances thereof have been reduced to zero; and
(iv)     to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.
    V.   On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount will be distributed in the following order of priority:
(i)   to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Class II-A-1 Certificates, the Group II Senior Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;
(iii)     concurrently and on a pro rata basis to the Group I and Group III Certificates (allocated as described below), the Group I and Group III Senior Principal Distribution Amounts remaining undistributed, until the certificate principal balances thereof have been reduced to zero; and
(iv)     to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.
    VI.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group III Principal Distribution Amount will be distributed in the following order of priority:
(i)   to the Certificate Insurer, any unpaid premium amount for the Guaranty Policy;
(ii)  to the Group III Certificates (allocated as described below), the Group III Senior Principal Distribution Amount until the certificate principal balance of each such class has been reduced to zero;
(iii)     concurrently and on a pro rata basis to the Group I and Group II Certificates, the Group I and Group II Senior Principal Distribution Amounts remaining undistributed, until the certificate principal balances thereof have been reduced to zero; and
(iv)     to the Certificate Insurer, any unpaid reimbursement amount for the Guaranty Policy.

With respect to the Group III Certificates, all principal distributions will be distributed sequentially, first, to the holders of the Class III-A-6 Certificates, the Class III-A-6 Lockout Payment Amount, until the certificate principal balance of the Class III-A-6 Certificates has been reduced to zero; second to the Class III-A-1 Certificates until the certificate principal balance of the Class III-A-1 Certificates has been reduced to zero; third to the Class III-A-2 Certificates until the certificate principal balance of the Class III-A-2 Certificates has been reduced to zero; fourth to the Class III-A-3 Certificates until the certificate principal balance of the Class III-A-3 Certificates has been reduced to zero; fifth to the Class III-A-4 Certificates until the certificate principal balance of the Class III-A-4 Certificates has been reduced to zero; sixth to the Class III-A-5 Certificates until the certificate principal balance of the Class III-A-5 Certificates has been reduced to zero; and seventh to the Class III-A-6 Certificates until the certificate principal balance of the Class III-A-6 Certificates has been reduced to zero;

EXCESS CASHFLOW DISTRIBUTION
On each Distribution Date, any Excess Cashflow shall be paid as follows:
(i)   to restore or maintain the Overcollateralization Amount to the Overcollateralization Target Amount payable in the same manner and priorities as described under Principal Distributions above;
(ii)  an amount equal to any unpaid remaining Net WAC Rate Carryover Amount, pro rata, to the classes of Class A Certificates based on their respective Net WAC Carryover Amounts.
(iii)     to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;
(iv)      to the Class C Certificates as provided in the pooling and servicing agreement; and
            (v)  any remaining amounts to the Residual Certificates which are not offered hereby.

SWAP PAYMENT DISTRIBUTION
On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:
(i)    to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)   to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to the Class III-A-1 Certificates, any unpaid interest, including any accrued unpaid interest from a prior Distribution Date;
(iv)  to the class or classes of certificates then entitled to principal distributions in an amount necessary to maintain the Overcollateralization Target Amount; and
(v)   an amount equal to any unpaid remaining Net WAC Rate Carryover Amount with respect to the Class III-A-1 Certificates to such Certificates.

DEFINITIONS
Extra Principal Distribution Amount:
The Extra Principal Distribution Amount with respect to any Distribution Date is the lesser of (x) the Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Group I Basic Principal Distribution Amount:
The Group I Basic Principal Distribution Amount means with respect to any Distribution Date the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group I Principal Percentage.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group I Principal Percentage.

Group I Principal Percentage:
The Group I Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

Group I Principal Remittance Amount:
The Group I Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans.

Group I Senior Principal Distribution Amount:
Group I Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balance of the Class I-A-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 97.60% and (2) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group I Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)
Group II Basic Principal Distribution Amount:
The Group II Basic Principal Distribution Amount means with respect to any Distribution Date the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group II Principal Percentage.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group II Principal Percentage.

Group II Principal Percentage:
The Group II Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

Group II Principal Remittance Amount:
The Group II Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans.

Group II Senior Principal Distribution Amount:
Group II Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balance of the Class II-A-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 97.60% and (2) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group II Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)
Group III Basic Principal Distribution Amount:
The Group III Basic Principal Distribution Amount means with respect to any Distribution Date the excess of (i) the Group III Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group III Principal Percentage.

Group III Interest Remittance Amount:
The Group III Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group III Mortgage Loans.

Group III Principal Distribution Amount:
The Group III Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group III Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group III Principal Percentage.

Group III Principal Percentage:
The Group III Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group III Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

Group III Principal Remittance Amount:
The Group III Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group III Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group III Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group III Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group III Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group III Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group III Mortgage Loans.

Group III Senior Principal Distribution Amount:
Group III Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate certificate principal balance of the Group III Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 97.60% and (2) the aggregate principal balance of the Group III Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group III Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group III Mortgage Loans on the Cut-off Date.

DEFINITIONS (Continued)
Interest Remittance Amount:	The Interest Remittance Amount is the sum of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group III Interest Remittance Amount.
Principal Remittance Amount:	The Principal Remittance Amount is the sum of the Group I Principal Remittance Amount, the Group II Principal Remittance Amount and the Group III Principal Remittance Amount.
Principal Distribution Amount:	The Principal Distribution Amount is the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount.
Realized Loss:
Realized Loss means, with respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Master Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan.
All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Excess Cashflow, second, in reduction of the Overcollateralization Amount, and third to each Class of the Class A Certificates. However any such loss allocated to the Class A Certificates will result in a draw on the Guaranty Policy.

Senior Principal Distribution Amount:
The Senior Principal Distribution Amount is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount, (ii) the Group II Senior Principal Distribution Amount and (iii) the Group III Senior Principal Distribution Amount.

DEFINITIONS (Continued)
Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) current interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the most recently ended Interest Accrual Period.

Class III-A-6 Calculation Percentage:
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the balance of the Class III-A-6 Certificates and the denominator of which is the aggregate certificate balance of the Group III Certificates, in each case before giving effect to payments of principal on that Distribution Date.

Class III-A-6 Lockout Payment Amount:
For any Distribution Date, an amount equal to the product of (1) the applicable Class III-A-6 Lockout Percentage for that Distribution Date, (2) the Class III-A-6 Calculation Percentage for that Distribution Date and (3) any amounts in respect of principal allocated to the Group III Certificates but in no event will the Class III-A-6 Lockout Payment Amount exceed the outstanding balance of the Class III-A-6 Certificates.

Class III-A-6 Lockout Percentage:	Distribution Date 1 to 36 37 to 60 61 to 72 73 to 84 85 and thereafter	Lockout Percentage 0% 45% 80% 100% 300%

DESCRIPTION OF COLLATERAL
MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$830,902,638.69	$48,561.24	$1,498,768.03
Number of Loans	4,165
Average Original Loan Balance	$199,775.66	$50,000.00	$1,500,000.00
Average Current Loan Balance	$199,496.43
(1) Weighted Average Combined Original LTV	77.30%	13.79%	100.00%
(1) Weighted Average Gross Coupon	8.248%	5.750%	12.800%
(1) Weighted Average Remaining Term to Maturity (months)	353	116	359
(1) (2) Weighted Average Credit Score	611	500	803

(1) Weighted Average reflected in Total.
(2) 99.82% of the Mortgage Loans have Credit Scores.

	Range	Percent of Cut-off Date Principal Balance
Product Type	Fixed	100.00%

Interest Only Loans		3.21%
Balloon Loans		24.12%

Lien	First	100.00%

Property Type	Single Family	76.69%
	PUD	11.33%
	2-4 Family	8.60%
	Condo	3.37%

Occupancy Status	Owner Occupied	94.85%
	Non-Owner Occupied	4.20%
	Second Home	0.95%

Geographic Distribution	New York	15.26%
	California	13.72%
	Texas	13.72%
	Florida	12.33%
	Massachusetts	4.18%

Number of States	47
Largest Zip Code Concentration	11203	0.39%
Loans with Prepayment Penalties		80.97%

Range of Current Mortgage Rates (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.501% to 6.000%	4	$1,168,617.13	0.14%	43.93%	5.891%	620	70.53%	360	356	4
6.001% to 6.500%	206	63,501,319.78	7.64	42.33	6.456	635	72.88	359	356	3
6.501% to 7.000%	454	133,107,625.40	16.02	41.64	6.807	626	73.81	358	355	3
7.001% to 7.500%	379	98,504,921.86	11.86	41.80	7.285	623	74.85	355	352	3
7.501% to 8.000%	543	132,142,477.35	15.90	41.89	7.800	618	76.37	356	354	3
8.001% to 8.500%	412	90,250,646.77	10.86	42.98	8.289	615	78.32	359	356	3
8.501% to 9.000%	535	103,435,717.03	12.45	41.72	8.775	607	78.86	354	351	3
9.001% to 9.500%	327	51,131,702.66	6.15	41.22	9.278	595	80.49	353	350	3
9.501% to 10.000%	418	60,508,603.24	7.28	40.92	9.759	594	82.04	358	355	3
10.001% to 10.500%	259	32,610,639.57	3.92	39.34	10.272	583	81.47	357	354	3
10.501% to 11.000%	242	27,694,261.10	3.33	40.71	10.754	575	81.66	354	351	3
11.001% to 11.500%	174	17,355,622.21	2.09	40.01	11.258	573	80.85	353	349	3
11.501% to 12.000%	137	12,852,812.76	1.55	39.61	11.786	561	82.49	354	351	3
12.001% to 12.500%	61	5,321,140.82	0.64	39.88	12.259	565	83.90	350	347	3
12.501% to 13.000%	14	1,316,531.01	0.16	41.01	12.651	560	71.80	351	348	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Combined Original LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
10.01% to 15.00%	2	$499,677.21	0.06%	46.29%	8.190%	645	13.95%	360	358	2
15.01% to 20.00%	5	498,975.96	0.06	44.70	9.245	574	17.90	342	339	3
20.01% to 25.00%	14	1,591,226.55	0.19	33.53	9.200	591	23.08	354	351	3
25.01% to 30.00%	20	3,061,476.21	0.37	44.37	8.105	603	28.20	315	311	4
30.01% to 35.00%	23	2,735,724.66	0.33	43.97	8.163	609	32.51	342	339	3
35.01% to 40.00%	36	5,608,245.74	0.67	39.79	7.973	611	37.39	334	331	3
40.01% to 45.00%	56	9,335,201.98	1.12	39.72	8.035	606	42.72	348	344	3
45.01% to 50.00%	97	17,595,570.77	2.12	40.14	7.784	601	47.77	356	353	3
50.01% to 55.00%	128	24,819,257.39	2.99	40.56	7.708	606	52.49	354	351	3
55.01% to 60.00%	159	33,555,710.19	4.04	40.43	7.828	595	57.99	353	350	3
60.01% to 65.00%	293	62,644,383.71	7.54	40.66	7.708	603	63.48	356	352	3
65.01% to 70.00%	308	66,930,059.86	8.06	41.02	7.817	604	68.68	357	354	3
70.01% to 75.00%	347	76,620,151.22	9.22	41.22	7.903	598	73.88	357	354	3
75.01% to 80.00%	1,293	225,638,253.40	27.16	41.01	8.524	607	79.44	356	353	3
80.01% to 85.00%	389	89,068,710.39	10.72	41.62	8.087	614	84.30	358	355	3
85.01% to 90.00%	470	104,475,016.61	12.57	42.92	8.381	620	89.50	358	355	3
90.01% to 95.00%	296	61,241,179.80	7.37	43.00	8.846	623	94.61	357	355	3
95.01% to 100.00%	229	44,983,817.04	5.41	45.44	8.887	655	99.82	359	356	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Cut-off Date Principal Balance ($)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Principal Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$25,000.01 to $50,000.00	47	$2,341,877.96	0.28%	37.77%	10.796%	602	61.37%	323	320	3
$50,000.01 to $75,000.00	291	18,397,282.65	2.21	36.03	10.941	598	77.12	347	344	3
$75,000.01 to $100,000.00	463	41,260,524.02	4.97	38.84	9.912	595	75.28	353	350	3
$100,000.01 to $125,000.00	527	59,450,118.67	7.15	39.26	9.351	598	77.36	356	353	3
$125,000.01 to $150,000.00	516	70,828,076.97	8.52	39.66	8.993	598	77.89	355	352	3
$150,000.01 to $175,000.00	369	60,073,855.72	7.23	40.61	8.636	600	76.08	356	353	3
$175,000.01 to $200,000.00	365	68,766,288.88	8.28	40.88	8.365	605	75.71	353	350	3
$200,000.01 to $225,000.00	257	54,881,423.80	6.61	41.79	8.144	608	76.54	357	354	3
$225,000.01 to $250,000.00	215	51,177,059.41	6.16	42.16	7.930	614	76.48	359	356	3
$250,000.01 to $275,000.00	190	49,679,519.47	5.98	41.06	8.057	610	77.44	358	355	3
$275,000.01 to $300,000.00	168	48,558,753.06	5.84	41.98	7.668	610	74.29	358	355	3
$300,000.01 to $325,000.00	177	55,386,014.08	6.67	42.60	7.588	615	77.50	358	355	3
$325,000.01 to $350,000.00	122	41,194,467.31	4.96	43.39	7.329	620	77.35	360	357	3
$350,000.01 to $375,000.00	113	41,048,386.02	4.94	43.70	7.617	618	79.85	360	357	3
$375,000.01 to $400,000.00	85	33,104,227.28	3.98	44.22	7.508	633	77.23	355	352	3
$400,000.01 to $425,000.00	71	29,218,811.39	3.52	44.59	7.677	626	80.39	360	357	3
$425,000.01 to $450,000.00	29	12,742,153.51	1.53	41.81	7.596	633	76.36	354	351	3
$450,000.01 to $475,000.00	35	16,272,681.08	1.96	44.72	7.413	613	77.83	355	352	3
$475,000.01 to $500,000.00	26	12,709,155.99	1.53	43.51	7.522	637	80.07	353	350	3
$500,000.01 to $525,000.00	19	9,761,432.59	1.17	44.85	7.591	632	82.45	360	357	3
$525,000.01 to $550,000.00	16	8,584,523.26	1.03	43.48	7.475	639	85.89	360	357	3
$550,000.01 to $575,000.00	11	6,158,160.76	0.74	45.56	7.431	643	80.72	360	358	2
$575,000.01 to $600,000.00	7	4,123,548.34	0.50	44.23	7.992	603	82.74	360	357	3
$600,000.01 to $625,000.00	6	3,651,130.06	0.44	43.11	7.922	644	83.75	360	357	3
$625,000.01 to $650,000.00	6	3,818,330.52	0.46	40.83	7.673	614	79.00	360	357	3
$650,000.01 to $675,000.00	6	3,962,085.07	0.48	45.95	6.968	648	79.54	360	357	3
$675,000.01 to $700,000.00	3	2,068,075.93	0.25	45.15	8.140	613	82.38	360	357	3
$700,000.01 to $725,000.00	3	2,130,653.43	0.26	42.14	7.466	615	81.69	360	358	2
$725,000.01 to $750,000.00	7	5,209,770.98	0.63	51.18	7.089	630	80.00	360	357	3
$750,000.01 to $775,000.00	1	771,341.81	0.09	54.85	6.800	656	77.59	360	358	2
$775,000.01 to $800,000.00	3	2,388,002.18	0.29	36.67	7.608	617	83.69	300	297	3
$800,000.01 or greater	11	11,184,906.49	1.35	39.83	7.965	624	76.41	360	357	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
120	2	$132,729.39	0.02%	40.33%	10.007%	622	67.49%	120	116	4
180	81	12,283,152.69	1.48	40.86	8.607	606	66.61	180	177	3
240	46	6,294,534.66	0.76	36.67	8.670	609	73.69	240	237	3
360	4,036	812,192,221.95	97.75	41.68	8.239	611	77.49	360	357	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
116 to 120	2	$132,729.39	0.02%	40.33%	10.007%	622	67.49%	120	116	4
171 to 175	22	2,717,953.67	0.33	35.05	9.033	610	59.35	180	175	5
176 to 180	59	9,565,199.02	1.15	42.51	8.486	604	68.68	180	177	3
231 to 235	4	446,683.57	0.05	29.14	8.465	654	62.93	240	235	5
236 to 240	42	5,847,851.09	0.70	37.24	8.686	606	74.51	240	237	3
351 to 355	535	98,660,439.11	11.87	40.96	8.447	612	74.37	360	355	5
356 to 360	3,501	713,531,782.84	85.87	41.78	8.211	611	77.92	360	357	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
801 to 850	1	$174,376.78	0.02%	54.65%	7.050%	803	50.72%	360	357	3
751 to 800	18	4,886,120.68	0.59	41.14	7.141	778	83.76	360	357	3
701 to 750	96	26,970,783.47	3.25	44.24	7.655	719	87.95	359	356	3
651 to 700	508	119,638,556.13	14.40	42.28	7.691	670	79.68	357	354	3
601 to 650	1,518	315,393,447.38	37.96	41.40	8.002	625	78.13	356	353	3
551 to 600	1,582	289,243,453.14	34.81	41.13	8.463	580	75.10	356	353	3
501 to 550	423	71,742,411.70	8.63	42.75	9.621	528	74.34	357	354	3
451 to 500	10	1,390,145.38	0.17	32.29	10.696	500	81.15	360	357	3
Not Available	9	1,463,344.03	0.18	45.78	9.451	0	65.36	360	357	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	258	$53,257,575.55	6.41%	41.65%	8.594%	580	73.41%	359	356	3
AA	540	103,707,192.96	12.48	42.70	8.678	583	78.16	355	352	3
AA+	3,144	638,401,135.07	76.83	41.57	8.062	621	77.91	356	353	3
B	137	22,793,241.19	2.74	39.82	9.597	564	71.90	358	355	3
C	55	8,170,103.33	0.98	39.33	9.773	574	68.11	352	350	3
CC	31	4,573,390.59	0.55	39.38	11.056	571	61.43	358	354	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	3,305	$637,244,133.68	76.69%	41.43%	8.281%	610	77.57%	356	353	3
PUD	471	94,165,610.97	11.33	41.41	8.298	608	78.94	358	355	3
2-4 Family	256	71,498,663.46	8.60	43.31	7.876	621	72.15	357	354	3
Condo	133	27,994,230.58	3.37	42.69	8.299	626	78.74	360	357	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	3,935	$788,111,943.62	94.85%	41.69%	8.223%	610	77.37%	356	353	3
Non-Owner Occupied	198	34,868,318.14	4.20	40.32	8.865	636	77.24	357	354	3
Second Home	32	7,922,376.93	0.95	41.49	8.099	614	70.50	353	350	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	3,153	$584,609,956.37	70.36%	42.05%	8.269%	607	78.51%	357	354	3
Stated Income	935	225,186,328.00	27.10	40.90	8.195	622	74.40	355	352	3
Business Bank Statements	53	15,210,193.92	1.83	36.61	8.148	614	77.57	352	349	2
Limited Income	15	3,759,921.81	0.45	40.48	8.797	597	69.53	360	357	3
No Documentation	9	2,136,238.59	0.26	0.00	8.057	683	61.50	360	357	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	2,689	$580,630,570.87	69.88%	41.81%	8.026%	609	75.12%	356	353	3
Purchase	922	140,096,949.23	16.86	41.37	9.165	617	84.43	359	356	3
R/T Refi	554	110,175,118.59	13.26	41.03	8.253	613	79.69	355	352	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
30 YR FIXED	3,186	$585,046,876.82	70.41%	40.79%	8.466%	607	76.92%	360	357	3
30/40 BALLOON	769	200,439,842.07	24.12	44.27	7.674	618	78.40	360	357	3
30 YR FIXED with 5 yr IO	81	26,705,503.06	3.21	41.87	7.515	649	83.24	360	357	3
15 YR FIXED	81	12,283,152.69	1.48	40.86	8.607	606	66.61	180	177	3
20 YR FIXED	46	6,294,534.66	0.76	36.67	8.670	609	73.69	240	237	3
10 YR FIXED	2	132,729.39	0.02	40.33	10.007	622	67.49	120	116	4
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	81	$26,705,503.06	3.21%	41.87%	7.515%	649	83.24%	360	357	3
Not Interest Only	4,084	804,197,135.63	96.79	41.62	8.273	610	77.10	356	353	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien Position	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	884	$158,162,261.25	19.03%	40.95%	8.688%	604	76.60%	354	351	3
12	473	137,976,780.94	16.61	43.13	7.759	621	75.45	359	356	3
24	153	23,230,576.42	2.80	41.37	9.009	600	81.50	357	354	3
30	24	5,860,759.61	0.71	39.13	8.991	608	82.51	354	352	3
36	2,631	505,672,260.47	60.86	41.48	8.201	611	77.77	356	353	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
New York	420	$126,779,706.86	15.26%	43.28%	7.714%	621	75.63%	359	356	3
California	375	114,003,447.19	13.72	43.37	7.278	623	73.46	358	355	3
Texas	843	113,969,108.28	13.72	40.26	9.216	598	80.65	354	351	3
Florida	533	102,468,866.80	12.33	40.96	8.147	602	73.33	356	353	3
Massachusetts	139	34,771,573.20	4.18	41.92	7.980	615	76.41	359	356	3
New Jersey	111	28,930,693.10	3.48	42.58	8.482	601	73.13	353	350	3
Pennsylvania	157	25,001,769.36	3.01	40.54	8.565	613	80.38	351	348	3
Hawaii	61	24,222,233.74	2.92	44.35	7.109	634	75.89	360	357	3
Maryland	78	20,364,919.98	2.45	41.88	8.078	607	75.16	354	351	3
Michigan	133	18,798,817.63	2.26	41.87	9.171	604	84.58	356	353	3
Washington	74	16,812,450.95	2.02	42.31	7.769	622	79.98	355	352	3
Georgia	90	14,473,887.28	1.74	42.24	9.383	600	83.37	359	356	3
Virginia	91	14,220,453.04	1.71	39.30	8.623	598	74.41	354	351	3
Connecticut	65	13,550,241.43	1.63	41.51	8.251	615	76.79	357	354	3
Arizona	60	13,205,543.05	1.59	38.32	7.401	610	80.61	360	357	3
North Carolina	79	12,010,158.14	1.45	38.05	9.446	600	81.41	357	354	3
Ohio	90	11,671,956.03	1.40	40.10	9.338	605	85.59	359	356	3
Colorado	51	11,461,260.57	1.38	41.73	7.933	634	86.97	355	353	3
New Hampshire	50	9,955,688.52	1.20	42.36	8.051	611	79.93	355	352	3
Rhode Island	43	9,461,779.27	1.14	41.38	7.929	621	72.83	357	354	3
Nevada	37	9,142,466.47	1.10	39.33	7.494	623	73.90	356	353	3
Illinois	48	9,032,138.41	1.09	40.93	8.726	613	80.56	360	357	3
Maine	48	8,101,540.29	0.98	40.27	8.680	611	79.11	358	356	3
South Carolina	61	7,977,999.70	0.96	39.62	9.737	594	80.73	359	356	3
Tennessee	61	6,615,395.71	0.80	38.84	9.637	593	82.12	345	342	3
Oregon	24	6,002,556.90	0.72	41.73	7.717	624	76.20	360	356	4
Oklahoma	42	5,054,747.61	0.61	39.65	9.512	606	84.56	350	346	3
Alabama	44	4,792,432.72	0.58	39.27	9.850	594	84.10	346	343	3
Indiana	37	4,558,722.97	0.55	35.79	9.473	606	85.69	355	352	3
Minnesota	25	4,443,162.49	0.53	43.26	8.510	602	84.97	360	357	3
Wisconsin	24	4,043,823.00	0.49	43.83	8.974	609	79.04	360	357	3
Louisiana	28	3,727,446.83	0.45	42.08	9.766	593	81.33	345	342	3
Missouri	30	3,396,661.56	0.41	37.80	9.541	603	85.31	344	341	3
Idaho	21	3,150,934.81	0.38	34.12	8.458	617	75.55	360	357	3
Kentucky	19	2,501,089.01	0.30	38.02	9.553	624	89.43	360	358	2
Utah	11	1,935,997.29	0.23	37.30	8.656	615	84.30	354	351	3
Vermont	11	1,634,862.58	0.20	44.35	9.427	600	80.54	360	357	3
District of Columbia	5	1,476,693.00	0.18	31.20	8.532	603	65.65	360	357	3
Alaska	7	1,471,530.79	0.18	45.70	9.031	624	89.88	360	357	3
Delaware	7	1,341,728.81	0.16	45.93	8.625	589	64.12	309	306	4
Arkansas	6	971,500.71	0.12	44.50	9.543	575	82.43	360	357	3
Mississippi	6	848,555.29	0.10	38.03	9.687	579	82.26	342	340	2
Iowa	8	734,707.67	0.09	38.95	10.025	612	87.48	344	341	3
Wyoming	3	649,903.12	0.08	46.37	8.620	625	95.58	360	358	2
Montana	4	612,768.23	0.07	37.12	8.361	670	79.73	360	358	2
South Dakota	2	207,814.23	0.03	51.37	9.320	575	80.00	360	357	3
North Dakota	1	173,836.49	0.02	49.71	8.242	592	95.00	360	356	4
Nebraska	2	167,067.58	0.02	39.13	9.726	599	86.84	298	295	3
Total:	4,165	$830,902,638.69	100.00%	41.63%	8.248%	611	77.30%	356	353	3

GROUP III MORTGAGE LOANS

Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$276,506,775.92	$49,251.96	$1,498,768.03
Number of Loans	1,313
Average Original Loan Balance	$210,892.22	$50,000.00	$1,500,000.00
Average Current Loan Balance	$210,591.60
(1) Weighted Average Combined Original LTV	78.67%	21.28%	100.00%
(1) Weighted Average Gross Coupon	8.257%	5.850%	12.750%
(1) Weighted Average Remaining Term to Maturity (months)	353	116	359
(1) (2) Weighted Average Credit Score	611	500	798

(1) Weighted Average reflected in Total.
(2) 99.87% of the Mortgage Loans have Credit Scores.

	Range	Percent of Cut-off Date Principal Balance
Product Type	Fixed	100.00%

Interest Only Loans		4.92%
Balloon Loans		24.72%

Lien	First	100.00%

Property Type	Single Family	76.05%
	PUD	14.85%
	2-4 Family	5.21%
	Condo	3.89%

Occupancy Status	Owner Occupied	96.63%
	Non-Owner Occupied	2.16%
	Second Home	1.21%

Geographic Distribution	Texas	17.98%
	California	14.92%
	New York	14.64%
	Florida	14.27%
	Hawaii	3.76%

Number of States	44
Largest Zip Code Concentration	11203	0.77%
Loans with Prepayment Penalties		85.46%

Range of Current Mortgage Rates (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.501% to 6.000%	2	$434,823.94	0.16%	41.08%	5.906%	603	70.85%	360	356	4
6.001% to 6.500%	71	24,185,124.08	8.75	44.42	6.475	643	75.52	360	357	3
6.501% to 7.000%	133	44,442,018.83	16.07	42.67	6.826	626	75.31	360	357	3
7.001% to 7.500%	115	31,111,888.72	11.25	41.12	7.278	626	77.68	353	350	3
7.501% to 8.000%	147	41,362,027.59	14.96	42.91	7.808	621	79.34	356	353	3
8.001% to 8.500%	110	27,694,320.20	10.02	43.50	8.284	619	79.56	360	357	3
8.501% to 9.000%	163	34,497,241.29	12.48	41.27	8.786	608	79.62	353	350	3
9.001% to 9.500%	117	17,882,335.06	6.47	40.10	9.268	587	80.16	353	350	3
9.501% to 10.000%	139	20,359,045.15	7.36	37.93	9.742	587	81.50	356	352	3
10.001% to 10.500%	96	12,635,495.67	4.57	38.47	10.261	576	79.82	355	352	3
10.501% to 11.000%	95	10,380,110.10	3.75	39.84	10.775	565	81.10	353	350	3
11.001% to 11.500%	65	6,087,597.06	2.20	40.89	11.242	564	79.76	350	346	3
11.501% to 12.000%	40	3,861,433.73	1.40	37.08	11.770	555	87.72	355	352	3
12.001% to 12.500%	16	1,308,481.54	0.47	34.48	12.247	559	80.99	348	344	4
12.501% to 13.000%	4	264,832.96	0.10	42.24	12.638	579	95.39	317	314	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Combined Original LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
20.01% to 25.00%	5	$453,982.17	0.16%	32.51%	10.122%	590	22.68%	340	337	4
25.01% to 30.00%	9	1,099,315.98	0.40	40.77	8.619	611	27.95	329	325	4
30.01% to 35.00%	11	1,134,059.70	0.41	41.12	8.600	611	32.31	329	326	4
35.01% to 40.00%	13	1,793,243.96	0.65	38.62	7.776	587	37.32	352	349	3
40.01% to 45.00%	11	1,395,521.59	0.50	31.26	8.927	574	43.24	354	350	3
45.01% to 50.00%	25	4,061,868.21	1.47	37.56	7.775	609	48.17	356	353	3
50.01% to 55.00%	26	4,506,176.80	1.63	42.95	7.666	607	52.34	341	338	3
55.01% to 60.00%	51	12,550,345.54	4.54	41.55	7.748	592	58.30	345	342	3
60.01% to 65.00%	81	19,646,097.20	7.11	40.42	7.585	597	63.36	358	355	3
65.01% to 70.00%	93	19,640,703.82	7.10	42.30	8.049	595	68.83	357	354	3
70.01% to 75.00%	104	24,416,693.29	8.83	42.16	7.833	599	73.97	358	355	3
75.01% to 80.00%	466	84,371,911.31	30.51	40.88	8.603	607	79.60	356	352	3
80.01% to 85.00%	108	26,333,044.75	9.52	40.32	8.008	616	84.28	358	355	3
85.01% to 90.00%	128	32,536,782.03	11.77	42.97	8.224	622	89.57	357	355	3
90.01% to 95.00%	102	22,505,242.22	8.14	42.55	8.805	615	94.62	358	355	3
95.01% to 100.00%	80	20,061,787.35	7.26	44.86	8.414	662	99.76	359	357	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Cut-off Date Principal Balance ($)
	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Principal Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$25,000.01 to $50,000.00	28	$1,396,481.88	0.51%	39.12%	10.737%	594	60.81%	317	314	3
$50,000.01 to $75,000.00	115	7,175,324.04	2.59	36.38	10.753	593	77.21	344	341	3
$75,000.01 to $100,000.00	165	14,825,811.75	5.36	38.13	9.745	589	74.43	352	348	3
$100,000.01 to $125,000.00	171	19,227,098.35	6.95	38.16	9.268	594	76.54	358	355	3
$125,000.01 to $150,000.00	160	21,926,503.10	7.93	38.67	9.031	592	79.40	357	354	3
$150,000.01 to $175,000.00	124	20,284,257.93	7.34	39.75	8.604	595	77.95	356	353	3
$175,000.01 to $200,000.00	100	18,851,092.24	6.82	40.38	8.606	596	76.07	351	348	3
$200,000.01 to $225,000.00	54	11,440,215.15	4.14	41.21	8.104	600	77.92	360	357	3
$225,000.01 to $250,000.00	49	11,666,878.97	4.22	41.89	8.034	603	79.16	360	357	3
$250,000.01 to $275,000.00	44	11,466,300.34	4.15	42.00	8.157	611	81.64	360	357	3
$275,000.01 to $300,000.00	34	9,890,176.87	3.58	42.69	7.557	617	76.52	355	351	3
$300,000.01 to $325,000.00	40	12,523,823.64	4.53	43.18	7.468	621	77.63	360	357	3
$325,000.01 to $350,000.00	27	9,131,836.06	3.30	45.70	7.146	625	78.78	360	357	3
$350,000.01 to $375,000.00	16	5,845,938.68	2.11	41.18	8.354	619	84.93	360	357	3
$375,000.01 to $400,000.00	21	8,171,780.23	2.96	43.98	7.683	619	81.22	360	357	3
$400,000.01 to $425,000.00	14	5,823,783.15	2.11	44.33	7.879	657	85.51	360	357	3
$425,000.01 to $450,000.00	23	10,101,273.92	3.65	41.42	7.675	630	75.75	352	349	3
$450,000.01 to $475,000.00	21	9,773,861.26	3.53	44.28	7.642	607	78.34	351	349	3
$475,000.01 to $500,000.00	22	10,759,615.84	3.89	45.36	7.549	638	79.63	352	349	3
$500,000.01 to $525,000.00	14	7,198,028.41	2.60	45.64	7.759	630	82.05	360	358	2
$525,000.01 to $550,000.00	12	6,443,715.53	2.33	42.21	7.647	637	86.53	360	357	3
$550,000.01 to $575,000.00	8	4,470,959.21	1.62	45.56	7.458	647	79.59	360	358	2
$575,000.01 to $600,000.00	6	3,538,931.69	1.28	44.10	7.834	598	81.66	360	357	3
$600,000.01 to $625,000.00	5	3,039,921.27	1.10	44.20	7.866	635	82.49	360	357	3
$625,000.01 to $650,000.00	6	3,818,330.52	1.38	40.83	7.673	614	79.00	360	357	3
$650,000.01 to $675,000.00	6	3,962,085.07	1.43	45.95	6.968	648	79.54	360	357	3
$675,000.01 to $700,000.00	3	2,068,075.93	0.75	45.15	8.140	613	82.38	360	357	3
$700,000.01 to $725,000.00	3	2,130,653.43	0.77	42.14	7.466	615	81.69	360	358	2
$725,000.01 to $750,000.00	7	5,209,770.98	1.88	51.18	7.089	630	80.00	360	357	3
$750,000.01 to $775,000.00	1	771,341.81	0.28	54.85	6.800	656	77.59	360	358	2
$775,000.01 to $800,000.00	3	2,388,002.18	0.86	36.67	7.608	617	83.69	300	297	3
$800,000.01 or greater	11	11,184,906.49	4.05	39.83	7.965	624	76.41	360	357	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
120	2	$132,729.39	0.05%	40.33%	10.007%	622	67.49%	120	116	4
180	27	4,870,059.53	1.76	39.55	8.585	609	66.63	180	176	4
240	19	1,635,876.13	0.59	35.78	10.150	582	83.40	240	237	3
360	1265	269,868,110.87	97.60	41.69	8.239	611	78.86	360	357	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
116 to 120	2	$132,729.39	0.05%	40.33%	10.007%	622	67.49%	120	116	4
171 to 175	10	1,601,912.93	0.58	33.77	8.704	612	61.50	180	175	5
176 to 180	17	3,268,146.60	1.18	42.39	8.527	607	69.14	180	177	3
231 to 235	2	118,350.37	0.04	32.90	10.562	598	56.49	240	235	5
236 to 240	17	1,517,525.76	0.55	36.01	10.118	580	85.50	240	237	3
351 to 355	186	31,587,024.48	11.42	41.39	8.606	607	75.80	360	355	5
356 to 360	1079	238,281,086.39	86.18	41.73	8.191	612	79.27	360	357	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
751 to 800	7	$1,959,912.87	0.71%	39.38%	7.004%	778	88.73%	360	356	4
701 to 750	35	12,707,566.22	4.60	44.89	7.557	719	89.68	360	357	3
651 to 700	150	43,083,976.48	15.58	43.21	7.520	669	80.80	356	353	3
601 to 650	412	90,658,875.11	32.79	41.20	7.942	625	79.25	355	352	3
551 to 600	542	99,933,243.52	36.14	40.99	8.626	579	76.59	356	353	3
501 to 550	161	27,296,589.21	9.87	41.46	9.494	527	75.46	357	355	3
451 to 500	3	329,967.62	0.12	39.42	10.945	500	77.39	360	357	3
Not Available	3	536,644.89	0.19	43.28	8.754	0	60.01	360	358	2
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	80	$17,865,202.40	6.46%	41.67%	8.658%	568	73.67%	360	357	3
AA	176	34,434,560.29	12.45	43.32	8.684	582	78.75	356	353	3
AA+	984	212,414,904.87	76.82	41.43	8.087	622	79.56	356	353	3
B	47	7,251,392.92	2.62	41.23	9.587	559	71.88	360	357	3
C	18	3,253,529.06	1.18	39.68	8.851	577	69.74	347	344	3
CC	8	1,287,186.38	0.47	33.54	10.458	584	58.24	360	357	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	1,024	$210,293,912.38	76.05%	41.48%	8.280%	609	78.87%	356	353	3
PUD	197	41,057,604.90	14.85	40.48	8.406	610	80.36	358	355	3
2-4 Family	46	14,407,932.17	5.21	45.37	7.691	635	71.52	355	352	3
Condo	46	10,747,326.47	3.89	43.56	8.000	627	77.75	360	357	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	1,265	$267,195,496.90	96.63%	41.59%	8.259%	611	78.90%	356	353	3
Non-Owner Occupied	39	5,971,860.43	2.16	43.03	8.464	613	73.08	355	352	3
Second Home	9	3,339,418.59	1.21	41.40	7.741	619	69.92	356	353	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	1,023	$192,831,445.11	69.74%	42.16%	8.353%	606	80.08%	357	354	3
Stated Income	261	74,055,063.98	26.78	40.92	8.043	623	75.04	354	351	3
Business Bank Statements	23	7,965,086.50	2.88	35.26	7.892	615	80.74	355	352	2
Limited Income	5	1,555,244.10	0.56	39.52	8.410	609	66.67	360	356	4
No Documentation	1	99,936.23	0.04	0.00	8.250	684	64.10	360	358	2
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	679	$157,237,073.80	56.87%	42.72%	7.947%	608	75.56%	354	351	3
Purchase	489	86,078,308.75	31.13	40.20	8.900	616	83.68	360	356	3
R/T Refi	145	33,191,393.37	12.00	40.10	8.062	611	80.37	355	352	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
30 YR FIXED	998	$187,926,607.00	67.96%	40.34%	8.494%	606	77.79%	360	357	3
30/40 BALLOON	234	68,341,907.56	24.72	45.50	7.638	618	80.30	360	357	3
30 YR FIXED with 5 yr IO	33	13,599,596.31	4.92	41.18	7.736	653	86.45	360	357	3
15 YR FIXED	27	4,870,059.53	1.76	39.55	8.585	609	66.63	180	176	4
20 YR FIXED	19	1,635,876.13	0.59	35.78	10.150	582	83.40	240	237	3
10 YR FIXED	2	132,729.39	0.05	40.33	10.007	622	67.49	120	116	4
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	33	$13,599,596.31	4.92%	41.18%	7.736%	653	86.45%	360	357	3
Not Interest Only	1280	262,907,179.61	95.08	41.64	8.284	609	78.26	356	353	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien Position	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	200	$40,196,969.67	14.54%	40.56%	8.695%	601	77.52%	351	348	3
12	125	44,613,470.25	16.13	44.09	7.761	624	78.36	360	357	3
24	42	5,934,167.10	2.15	39.88	9.031	597	78.96	357	354	3
30	8	2,301,364.85	0.83	31.48	9.434	592	81.84	360	357	3
36	938	183,460,804.05	66.35	41.43	8.243	611	78.94	356	353	3
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans	N.Z.	W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Texas	342	$49,714,492.08	17.98%	38.83%	9.166%	600	80.92%	355	352	3
California	114	41,255,493.10	14.92	44.63	7.211	633	77.95	359	356	3
New York	103	40,475,257.36	14.64	44.42	7.694	624	78.93	360	357	3
Florida	205	39,451,182.59	14.27	41.20	8.196	598	74.47	355	352	3
Hawaii	23	10,388,354.64	3.76	44.00	7.216	635	74.14	359	356	3
New Jersey	23	7,929,703.41	2.87	44.38	8.751	606	78.91	350	347	3
Pennsylvania	55	7,919,372.59	2.86	37.76	8.636	611	77.42	347	344	3
Maryland	17	6,366,362.51	2.30	42.66	7.926	605	77.72	360	358	2
Massachusetts	24	6,050,015.48	2.19	41.42	7.970	607	77.45	360	357	3
Ohio	41	5,656,290.63	2.05	40.28	9.067	597	84.52	360	357	3
Michigan	39	5,082,525.57	1.84	43.09	8.863	601	83.71	357	354	3
Colorado	20	4,926,529.28	1.78	41.39	7.777	630	89.19	349	346	3
Virginia	30	4,505,888.92	1.63	38.21	8.649	595	74.81	360	357	3
Georgia	20	4,350,361.49	1.57	40.81	9.277	592	84.55	357	354	3
Arizona	18	3,859,658.54	1.40	39.94	7.607	588	76.90	360	357	3
Nevada	11	3,820,634.40	1.38	39.32	7.579	614	78.24	351	348	3
North Carolina	18	3,499,072.22	1.27	33.74	9.704	580	82.18	360	357	3
Washington	17	3,457,674.17	1.25	44.23	7.972	617	77.06	335	332	3
Rhode Island	13	2,788,561.07	1.01	40.67	7.896	647	72.30	360	357	3
Illinois	9	2,165,467.37	0.78	38.41	8.983	586	82.58	360	357	3
Connecticut	8	2,157,592.17	0.78	47.26	8.484	612	73.92	360	358	2
Tennessee	24	2,044,935.27	0.74	37.18	10.129	587	79.60	343	340	3
New Hampshire	10	1,936,294.22	0.70	40.01	7.318	613	76.63	352	349	3
Alabama	22	1,824,316.28	0.66	40.77	10.281	593	82.71	333	330	3
Oklahoma	14	1,682,923.59	0.61	42.63	9.081	617	82.67	339	335	4
South Carolina	14	1,682,389.14	0.61	40.83	10.155	575	82.08	360	357	3
Maine	9	1,498,611.49	0.54	39.58	8.314	600	78.74	352	348	4
Wisconsin	4	1,237,682.33	0.45	43.70	8.642	625	77.94	360	358	2
Missouri	11	1,137,844.25	0.41	36.93	9.993	605	88.98	336	333	3
Oregon	4	1,133,026.97	0.41	33.42	7.717	609	76.46	360	357	3
Louisiana	10	1,127,376.11	0.41	41.06	10.319	584	86.96	347	344	3
Idaho	8	974,120.96	0.35	38.18	8.060	592	70.08	360	357	3
Indiana	7	715,260.95	0.26	34.76	9.828	613	80.74	360	357	3
Utah	3	538,745.02	0.19	36.60	8.666	644	88.84	340	336	4
District of Columbia	1	450,000.00	0.16	15.70	10.325	562	58.82	360	358	2
Alaska	2	409,783.62	0.15	43.26	9.176	658	91.87	360	358	2
Wyoming	1	393,732.94	0.14	46.28	7.950	641	100.00	360	358	2
Delaware	2	383,611.38	0.14	42.66	8.874	602	73.86	360	356	4
Iowa	4	378,101.96	0.14	39.09	9.270	602	85.26	360	358	2
Kentucky	5	376,516.45	0.14	41.22	10.345	582	86.97	360	357	3
Arkansas	2	266,784.44	0.10	33.46	9.232	579	75.54	360	357	3
Mississippi	3	254,505.00	0.09	38.23	10.180	574	81.88	301	298	3
South Dakota	1	89,482.63	0.03	50.05	10.100	524	80.00	360	356	4
Vermont	1	89,323.90	0.03	50.66	10.200	590	62.08	360	358	2
Montana	1	60,917.43	0.02	15.86	10.550	682	95.00	360	356	4
Total:	1,313	$276,506,775.92	100.00%	41.62%	8.257%	611	78.67%	356	353	3